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                                                                     Exhibit 3.2

                            CERTIFICATE OF CORRECTION
                                       OF
                            CERTIFICATE OF AMENDMENT
                                       OF
                                VCA ANTECH, INC.

     This Certificate of Correction of Certificate of Amendment of VCA Antech, Inc., a Delaware corporation (the "Corporation"), dated November 09, 2001, is being duly executed and filed by Robert L. Antin, the Chief Executive Officer of the Corporation, pursuant to Section 103(f) of the General Corporation Law of the State of Delaware:

1. On September 20, 2000, the Amended and Restated Certificate of Incorporation (the "Certificate") were duly filed with the Secretary of State of the State of Delaware.

2. On November 20, 2000, a Certificate of Amendment was duly filed with the Secretary of State of the State of Delaware amending the Certificate of Amendment.

3. The Certificate of Amendment was defective in that the phrase "in its entirety" was used in the first sentence of Section 1 of the Certificate.

4. The first sentence of Section 1 of the Certificate of Amendment is corrected to read "The first sentence of Article FOURTH of the Amended and
                                                 ------
Restated Certificate of Incorporation of this corporation is amended to read as follows:"

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction of Certificate of Amendment as of the date herein.

                               /s/ Arthur J. Antin
                               -------------------------------------------------
                               Arthur J. Antin, Chief Operating Officer, Senior Vice President and Secretary

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